SECURITIES & EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                  of 1934.

                       Date of report: April 6, 1999

                              Lotus Pacific, Inc.
             (Exact name of registrant as specified in its charter)

                                  Delaware
                            State of Organization

                                   0-24999
                            Commission File Number

                                  52-1947160
                        Employer Identification Number

        200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                    Address of Principal Executive Office

                                (732) 885-1750
              Registrant's Telephone Number, Including Area Code





Item 2.    Disposition of Assets

To restructure its business operation, the Company entered into a Stock Purchase Agreement with Clarinet Overseas Ltd. on September 30, 1998. Under the Agreement, the Company sold all of its ownership interests in LPF International Corp. and Richtime Far East Limited. to Clarinet Overseas Ltd., including all assets and liabilities, for an aggregate consideration of $2,500,000 in cash.

LPF International Corp. is an apparel fashion designer and a textile fabric wholesaler located in New York, NY and Richtime Far East Ltd. is a subsidiary of LPF International Corp that operated in Hong Kong.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (a)     Financial statements of business acquired.

         Not applicable

 (b)     Pro forma financial information


The following condensed pro forma consolidated financial statement of Lotus Pacific, Inc. and Subsidiary gives effect to the disposition of LPF International Corp., a wholly owned subsidiary of the Company, as though it had occurred at June 30, 1998.


                      PRO FORMA CONDENSED BALANCE SHEET
                             As of June 30, 1998

(In Thousands)
                                                 Pro Forma        Pro Forma
                                   Actual        Adjustments      Statement
ASSETS                            ----------     -------------   -----------

Current Assets
 Cash                              $  3,193       $  1,160        $  4,353
 Accounts Receivable                  4,979        (1,246)           3,703
                                   --------       --------        --------
   Total current assets               8,172                          8,056

Property & Equipment, net             1,359           (76)           1,283

Investment (note 1)                     600                            600

Intangible Assets                     5,440                          5,440
                                   --------                       --------
Total Assets                         16,404                         16,242


LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts payable                     1,756          (173)           1,583
 Other current liabilities (note 2)     258                            258
                                   --------                       --------
   Total current liabilities          2,014                          1,841

Minority Interest                     6,570                          6,570

Capital Stock                           127                            127
Paid-in Capital                      10,241                         10,241
Retained Earnings (note 3)          (2,547)                        (2,537)
                                   --------                       --------
 Total stockholders' equity           7,821                          7,831

Total Liabilities &
    Stockholders' Equity           $ 16,404                       $ 16,242
                                   ========                       ========


Notes to Pro Forma Condensed Balance Sheet:

Note 1. In April, 1997, the Company acquired 100% of the stock of Richtime Far East, Ltd., a Hong Kong corporation, for monetary consideration of $600,000. The Company carries the investment at cost, and Richtime Far East Ltd. is not consolidated with Lotus Pacific, Inc.

Note 2. No provision for income taxes has been reflected on the gains applicable to the sale of LPF, since those gains could be offset by the Company's net operating losses (NOLs) incurred in previous years.

Note 3. An adjustment has been made for $90,000 of LPF's retained earnings and $100,000 gain on sale of LPF.




                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    For the Quarter Ended September 30, 1998

The following pro forma statement of operations for the quarter ended September 30, 1998 has been prepared to reflect the sale of LPF. The statement is based on the assumption that the sale of LPF was consummated at July 1, 1998, the beginning of the fiscal year of Lotus Pacific, Inc. This pro forma statement of operations should be read in conjunction with other financial statements included elsewhere herein and the Company's annual report 10-K/A, which has been filed with the SEC.


                                                 Pro Forma        Pro Forma
(In Thousand dollars)              Actual        Adjustments      Statement
                                 ----------      ------------    -----------

Net Sales                         $ 5,314        $ (2,894)         $ 2,420
Cost of Sales                       3,953          (2,755)           1,198
                                 --------        ---------        --------
Gross Profit                        1,361                            1,223

Operating Expenses                  1,134             (38)           1,096

Operating Income                      227                              127

Other Income (expenses)              (69)                             (69)

Net Income before Minority Interest   158                               58

Minority Interest                      23                               23

Net Income                         $  135                            $  35
                                 ========                          ========
Earnings Per Share

   Basic                             $.00                             $.00
                                 ========                          ========
   Diluted                           $.00                             $.00
                                 ========                          ========


   Pro forma earnings per share are based on the exercise of all outstanding stock options and warrants, and it is fully diluted.


  (c)    Exhibits.

         None



                                 Signatures



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




                                     LOTUS PACIFIC, INC.


Date:  April 5, 1999             By:  /s/ James Yao
                                    --------------------------------
                                    James Yao, Chairman of the Board




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrants and in capacities and on the dates indicated.




Date:   April 5, 1999             By:  /s/ John O. Hing
                                 ------------------------------------
                                 John O. Hing, Chief Financial Officer